EXHIBIT 99.3

WINN-DIXIE STORES, INC. COMMON STOCK QUOTED

IN “PINK SHEETS” UNDER SYMBOL “WNDXQ”

JACKSONVILLE, FL, February 23, 2005 - Winn-Dixie Stores, Inc. announced that the ticker symbol “WNDXQ” has been assigned to its common stock. The company’s common stock will be quoted on the Pink Sheets Electronic Quotation Service under this new symbol. Information about this service is available at www.pinksheets.com. As previously announced, the New York Stock Exchange (NYSE) has suspended trading of Winn-Dixie’s common stock and intends to initiate proceedings to delist the securities as a result of the Company’s filing of its Chapter 11 petition on February 21, 2005.

About Winn-Dixie

Winn-Dixie Stores, Inc., is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit http://www.winn-dixie.com.

More information about Winn-Dixie’s reorganization case is available on the Company’s Web site at http://www.winn-dixie.com or as follows: Customers: 1-866-WINN-DIXIE (1-866-946-6349), Media: Kekst and Company — Wendi Kopsick, (212) 521-4867, Caroline Gentile, (212) 521-4883, or Michael Freitag, (212) 521-4896. Investors: 212-521-4835.

Forward-Looking Statement

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements.

There can be no assurance that the Company’s restructuring will be successful. Risk factors related to its restructuring efforts that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: the Company’s ability to continue as a going concern; the Company’s ability to obtain court approval for its DIP facility; court approval of the Company’s first day papers or other motions filed with the bankruptcy court from time to time; the ability of the Company to operate under the terms of the Company’s DIP facility; the ability of the Company to develop, confirm and consummate plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the ability of the Company to obtain and maintain trade credit and shipments and terms with vendors and service providers for current and future orders and to maintain in-stock positions for all of its product offerings; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

In addition, the Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to execute its strategic initiatives, including asset rationalization, store upgrades, expense reduction, brand positioning and customer service, and to fund its store upgrades and brand positioning initiatives; the Company’s ability to increase sales and market share through the brand-related initiatives being tested in the Company’s lead markets; the Company’s ability to increase capital spending levels in the future to invest in its store base and other capital projects; the Company’s ability to manage its inventory efficiently; and the Company’s response to the entry of new competitors in its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended January 12, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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News Release #5015